                                                                    EXHIBIT 10.2


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

                                  by and among

                       AMERICA ONLINE LATIN AMERICA, INC.,
                             a Delaware corporation,

                              AMERICA ONLINE, INC.,
                             a Delaware corporation,

                             ASPEN INVESTMENTS LLC,
                      a Delaware limited liability company,

                            ATLANTIS INVESTMENTS LLC,
                      a Delaware limited liability company,

                                       and

                  (for purposes of Articles I, III, V (but not
                     Section 5.7 thereof), VI, VIII, IX and
                            XI and Section 10.2 only)

                              AOL TIME WARNER INC.,
                             a Delaware Corporation,

                            DATED AS OF MARCH 8, 2002

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................2
   SECTION 1.1 DEFINITIONS........................................................................................2
   SECTION 1.2 USAGE GENERALLY; INTERPRETATION...................................................................11

ARTICLE II  PURPOSE..............................................................................................11
   SECTION 2.1  PURPOSE..........................................................................................11
   SECTION 2.2  NO PARTNERSHIP...................................................................................12
   SECTION 2.3  VOTING...........................................................................................12

ARTICLE III VOTING PROVISIONS....................................................................................12
   SECTION 3.1  VOTING AGREEMENTS................................................................................12

ARTICLE IV  NON-COMPETITION......................................................................................13
   SECTION 4.1  NON-COMPETITION WITH THE COMPANY.................................................................13
   SECTION 4.2  REPURCHASE UPON BREACH...........................................................................15

ARTICLE V  RESTRICTIONS ON TRANSFERS.............................................................................19
   SECTION 5.1  PROHIBITED TRANSFERS.............................................................................19
   SECTION 5.2  PERMITTED TRANSFERS..............................................................................20
   SECTION 5.3  RIGHTS OF FIRST REFUSAL..........................................................................21
   SECTION 5.4  CLOSING DELIVERIES...............................................................................23
   SECTION 5.5  DIRECT COMPREHENSIVE COMPETITOR..................................................................23
   SECTION 5.6  PURCHASE OF THE ODC HOLDINGS; INSTALLMENT PAYMENTS...............................................24
   SECTION 5.7  THIRD-PARTY EQUITY PARTICIPANTS..................................................................24

ARTICLE VI  REGISTRATION RIGHTS..................................................................................26
   SECTION 6.1  REGISTRATION RIGHTS..............................................................................26

ARTICLE VII  ODC NON-MONETARY OBLIGATIONS........................................................................27
   SECTION 7.1  ODC NON-MONETARY CONTRIBUTIONS...................................................................27

ARTICLE VIII  OTHER AGREEMENTS; LEGENDS..........................................................................27
   SECTION 8.1  LEGENDS..........................................................................................27
   SECTION 8.2  LIMITATION OF LIABILITY..........................................................................28

ARTICLE IX  TERM AND TERMINATION.................................................................................29
   SECTION 9.1  TERM.............................................................................................29
   SECTION 9.2  TERMINATION......................................................................................29

ARTICLE X  STANDSTILL PROVISIONS; INDEMNIFICATION................................................................29
   SECTION 10.1  LIMITATIONS ON STOCKHOLDERS' OWNERSHIP..........................................................29
   SECTION 10.2  INDEMNIFICATION.................................................................................30

ARTICLE XI  MISCELLANEOUS........................................................................................31
   SECTION 11.1  CONFIDENTIAL INFORMATION........................................................................31
   SECTION 11.2  GOVERNING LAW...................................................................................33
   SECTION 11.3  ENTIRE AGREEMENT................................................................................33
   SECTION 11.4  ASSIGNMENT......................................................................................33
   SECTION 11.5  SURVIVAL........................................................................................34
   SECTION 11.6  NOTICES.........................................................................................34
   SECTION 11.7  COUNTERPARTS; FACSIMILES........................................................................36
   SECTION 11.8  EXPENSES........................................................................................36
   SECTION 11.9  FURTHER ASSURANCES..............................................................................36
   SECTION 11.10 CONSTRUCTION....................................................................................36
   SECTION 11.11 SEVERABILITY....................................................................................36
   SECTION 11.12 JOINT AND SEVERAL LIABILITY ....................................................................36
   ASPEN INVESTMENTS LLC.........................................................................................37
   ATLANTIS INVESTMENTS LLC......................................................................................37


               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

         This SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made as of this 8th day of March, 2002 (the "EFFECTIVE DATE"), by and among America Online Latin America, Inc., a Delaware corporation having its principal place of business at 6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309 (the "COMPANY"), America Online, Inc., a Delaware corporation having its principal place of business at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), Aspen Investments LLC, a Delaware limited liability company having its principal place of business at 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134 ("ASPEN"), Atlantis Investments LLC, a Delaware limited liability company having its principal place of business at 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134 ("ATLANTIS", and together with Aspen, "ODC") and, for purposes of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only, AOL Time Warner Inc., a Delaware corporation having its principal place of business at 75 Rockefeller Plaza, New York, NY 10019 ("AOLTW"), and each of the AOLTW Permitted Assignees (as each term is defined below) listed on the attached Schedule of AOLTW Permitted Assignees who becomes a party to this Agreement from time to time. AOL, Aspen and Atlantis are sometimes hereinafter referred to, collectively, as the "STOCKHOLDERS" and, individually, as a "STOCKHOLDER" and for the purposes of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and
Section 10.2 only, each of AOLTW and any AOLTW Permitted Assignee shall be considered a single "Stockholder".

         WHEREAS, the Company, AOL and Riverview Media Corp., a British Virgin Islands corporation ("Riverview"), previously entered into a Stockholders' Agreement, dated as of August 7, 2000 (the "ORIGINAL AGREEMENT");

         WHEREAS, pursuant to the AOL-LA Share Transfer and Assignment Agreement, dated as of December 28, 2000, by and between Riverview, Aspen and Atlantis (the "ASSIGNMENT AGREEMENT"), Riverview assigned to each of Aspen and Atlantis all of its right, title and interest in and to 48,649,203 shares of the Company's Series C Redeemable Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"), and 2,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK");

         WHEREAS, on March 30, 2001, the Company, AOL, Aspen and Atlantis entered into an Amended and Restated Stockholders' Agreement (the "FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT"), which agreement amended and restated the Original Agreement in its entirety;

         WHEREAS, the Company and AOLTW are parties to a certain Note Purchase Agreement dated as of March 8, 2002 (as amended, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"), pursuant to which the Company has agreed to issue and sell to AOLTW and AOLTW has agreed to purchase from the Company an aggregate principal amount of up to $160 million of the Company's 11% Senior Convertible Notes due 2007;

         WHEREAS, pursuant to Section 7.1 of the Note Purchase Agreement, AOLTW may assign its right to purchase Notes thereunder to any Person who is not a Competitor (as defined therein) and, after the purchase of any such Notes, pursuant to Section 10 of the Notes, AOLTW (or in the event of an assignment by AOLTW, such assignee) may transfer any such Notes to any Person who is not a Competitor (as defined therein);

         WHEREAS, if AOLTW makes any such assignment to any AOLTW Permitted Assignee, in connection with such assignment or transfer and pursuant to Section 4.5(b) of the Note Purchase Agreement or Section 10 of the Note, AOLTW and any such AOLTW Permitted Assignees agree to be bound by the certain restrictions and obligations herein with respect to any shares of the Company Securities that may be issued or issuable in connection with the Notes including, directly or indirectly, upon conversion of, or as interest, dividends or redemptions, on the Notes (the "NOTE CONVERSION SHARES");

         WHEREAS, the Company and the Stockholders have agreed on certain restrictions with respect to the transfer of shares of Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Class B Common Stock and Class C Common Stock held by them from time to time, including any Note Conversion Shares; and

         WHEREAS, the Stockholders wish to promote their mutual interests by imposing certain restrictions and obligations on each other and on the shares of Preferred Stock and Common Stock now or hereafter owned by each, and, further, to provide for certain matters pertaining to the management and governance of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto hereby agree to amend and restate the First Amended and Restated Stockholders' Agreement, in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. The following terms shall, for the purposes of this Agreement and the Schedules and Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

         "ACCESS SERVICES" shall mean, collectively, PC Access Services, TV Access Services and Wireless Access Services.

         "ACQUIRING PARTY" has the meaning given in Section 4.2(b).

         "ACTION" has the meaning given in the Certificate of Incorporation.

         "AFFILIATE" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGGREGATED SIGNIFICANT COMPETITORS" with respect to Access Services shall mean Persons (a) that in the aggregate have Access Service Permanent Subscribers in those countries within the Territory in which the Company provides Access Services equal to or greater than thirty-five percent (35%) of the Access Service Permanent Subscribers of the Company in the Territory, provided that such Persons in the aggregate have at least 315,000 PC Access Service Permanent Subscribers in the Territory, or (b) that in the aggregate have Access Service Permanent Subscribers in Brazil equal to or greater than thirty-five (35%) of the Access Service Permanent Subscribers of the Company in Brazil, provided that such Persons have at least 105,000 PC Access Service Permanent Subscribers in Brazil. For avoidance of doubt, IP (i.e., Internet protocol) telephony and related subscribers and customers shall not be considered in determining whether a Person is a Significant Competitor or Persons together are Aggregated Significant Competitors.

         "AOL" has the meaning set forth in the preamble.

         "AOL-BRANDED" has the meaning given in the Certificate of Incorporation.

         "AOL DIRECTORS" shall mean, collectively, the Class B Directors of the Company (as such term is defined in the Certificate of Incorporation).

         "AOL LATIN AMERICA" shall mean AOL Latin America, S.L. (f/k/a Tesjuates, S.L.) a limited liability company organized under the laws of the Kingdom of Spain and a wholly owned Subsidiary of the Company.

         "AOL LICENSE" shall mean the AOL License Agreement, dated as of August 7, 2000, by and between AOL and AOL Latin America.

         "AOL MARKS" has the meaning set forth in the AOL License.

         "AOL OLS AGREEMENT" shall mean the AOL Online Services Agreement, dated as of August 7, 2000, by and between AOL and AOL Latin America.

         "AOLTW PERMITTED ASSIGNEE" means any Subsidiary of AOLTW which holds Notes or Note Conversion Shares.

         "AOL SERVICE(S)" shall mean the Interactive Services that are PC Access Services provided worldwide, including the AOL-US Service and any other international AOL Services, under the brand name America Online(TM) and/or AOL(TM) existing as of the date hereof or in the future as modified from time to time.

         "AOLTW" has the meaning set forth in the preamble.

         "AOLTW STOCK" has the meaning given in Section 4.2(a).

         "AOL-US SERVICE" shall mean the principal AOL Services provided by AOL to United States residents on the date hereof, as such service shall be modified from time to time.

         "ASPEN" has the meaning set forth in the preamble.

         "ATLANTIS" has the meaning set forth in the preamble.

         "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         "BUSINESS" has the meaning given in Section 2.1(a).

         "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, on which federally chartered banks in the United States are open for business.

         "BY-LAWS" shall mean the By-laws of the Company as in effect as of the date of this Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

         "CALL OPTION" has the meaning given in Section 5.7(b).

         "CALL OPTION CLOSING" has the meaning given in Section 5.7(b).

         "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation of the Company that authorizes the issuance of the Series F Preferred Stock.

         "CERTIFICATE OF INCORPORATION" shall mean the Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement, as the same may be amended or restated from time to time in accordance with the terms thereof.

         "CHARTER AMENDMENTS" shall have the meaning assigned to such term in the Note Purchase Agreement.

         "CIS LICENSE" shall mean the CIS License Agreement, dated as of August 7, 2000, by and between AOL and AOL Latin America.

         "CIS MARKS" has the meaning given in the CIS OLS Agreement.

         "CIS OLS AGREEMENT" shall mean the CIS Online Services Agreement, dated as of August 7, 2000, by and between CompuServe and AOL Latin America.

         "CISNEROS FAMILY MEMBERS" shall mean Ricardo Cisneros, Gustavo Cisneros and/or their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons.

         "CLASS A COMMON STOCK" means the Class A Common Stock, par value $.01 per share, of the Company.

         "CLASS B COMMON STOCK" means the Class B Common Stock, par value $.01 per share, of the Company.

         "CLASS C COMMON STOCK" means the Class C Common Stock, par value $.01 per share, of the Company.

         "COMMISSION" shall mean the Securities and Exchange Commission, or any successor agency performing the functions currently performed by the Securities and Exchange Commission.

         "COMMON STOCK" shall mean the shares of the Company's common stock, including the shares Class A Common Stock, Class B Common Stock and Class C Common Stock, collectively.

         "COMMUNICATION SERVICES" has the meaning given in the Certificate of Incorporation.

         "COMPANY" has the meaning set forth in the first paragraph hereof.

         "COMPANY SECURITIES" shall mean any shares of Common Stock or other Voting Stock.

         "COMPUSERVE" shall mean CompuServe Interactive Services, Inc.

         "COMPUSERVE-BRANDED" shall mean, with respect to any internet or online service that such service includes the word "CompuServe" as an integral part of the name of such internet or online service. For the avoidance of doubt, a reference to an internet or online service being a "CompuServe" internet or online service shall not make such service "CompuServe-branded".

         "CONFIDENTIAL INFORMATION" has the meaning given in Section 11.1.

         "CONTENT" has the meaning given in the Certificate of Incorporation.

         "DAMAGES" has the meaning given in the Certificate of Incorporation.

         "DEFAULT RATE" shall mean a per annum rate of interest equal to the Prime Rate plus two hundred (200) basis points.

         "DIRECT COMPREHENSIVE COMPETITOR" has the meaning given in Section 5.5.

         "DIRECTLY COMPETITIVE SERVICE" has the meaning given in Section 6.2(a).

         "DISPROPORTIONATE DILUTION" has the meaning given in Section 5.7(b).

         "EFFECTIVE DATE" has the meaning set forth in the preamble.

         "EMPLOYEE" has the meaning given in the Certificate of Incorporation.

         "ENCUMBRANCE" shall mean any mortgage, pledge, security interest, lien, restriction on use or transfer, other than those imposed by law, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "EXERCISE NOTICE" has the meaning given in Section 7.1(b).

         "FAIR MARKET VALUE" shall mean (i) with respect to a share of any Common Stock of the Company as of any date, the average closing price for a share of Class A Common Stock as quoted on any national securities exchange or on the NASDAQ National Market System for the fifteen trading days ending on the second trading day prior to such date as reported in the Eastern Edition of THE WALL STREET JOURNAL and (ii) as of any date with respect to a share of any Voting Stock of the Company convertible into Common Stock, the aggregate Fair Market Value of the shares of Common Stock into which such share of Voting Stock is then convertible. If the Class A Common Stock shall not be listed on any such exchange or traded on any such automated quotation system on all such trading days during such 15-trading day period, the closing or latest reported price for Class A Common Stock in the over-the-counter market on each trading day on which such shares are not so listed or traded as reported by NASDAQ or, if not so reported, then the last sale price for each such day, as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services (as determined by the Board), shall be deemed to be the closing price on such trading day. If, at a time when the Class A Common Stock is trading other than on such an exchange, there shall not have been a sale on any such trading day, the mean of the last reported bid and asked quotations as reported in the Eastern Edition of THE WALL STREET JOURNAL for Class A Common Stock on such day shall be deemed to be the closing price. If the shares of Class A Common Stock shall not be so reported on any of such trading days, then the Fair Market Value per share of such Class A Common Stock shall be the fair market value thereof as determined in the reasonable judgment of the Board of Directors. For the purpose hereof, "trading day" shall mean a day on which the securities exchange or automated quotation system specified herein shall be open for business or, if the shares of Class A Common Stock shall not be listed on such exchange or automated quotation system for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

         "GCL" shall mean the General Corporation Law of the State of Delaware.

         "GLA" shall mean Galaxy Latin America, LLC, a limited liability company organized under the laws of the State of Delaware, and its successors.

         "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "INTERACTIVE SERVICES" has the meaning given in the Certificate of Incorporation.

         "INTERNET PORTAL SERVICES" has the meaning given in the Certificate of Incorporation.

         "LAUNCH" shall mean the first commercial availability of an Interactive Service to potential Subscribers in the Territory or a country in the Territory, as applicable.

         "LOCALIZED" or "LOCALIZATION" shall mean (a) the translation of an Interactive Service into the language(s) primarily used in a particular country; and (b) the localization of Content and/or Communication Services, as the case may be, available through such Interactive Service that is specific to such country.

         "MAXIMUM DISPROPORTIONATE DILUTION" has the meaning given in section 5.7(b).

         "NON-ACCESS SERVICE" has the meaning given in Section 6.2(a).

         "NOTE CONVERSION SHARES" has the meaning given in the preamble.

         "NOTES" shall mean any of the 11% Senior Convertible Notes of the Company issued under the Note Purchase Agreement (the "Initial Notes") and any 11% Senior Convertible Notes of the Company issued as interest on the Initial Notes or other 11% Senior Convertible Notes.

         "NOTE PURCHASE AGREEMENT" has the meaning given in the preamble.

         "ODC" has the meaning given in the preamble.

         "ODC BUSINESS UNIT" has the meaning given in Section 5.2.

         "ODC DIRECTORS" shall mean, collectively, the Class C Directors of the Company (as such term is defined in the Certificate of Incorporation).

         "OPERATING ENTITY" has the meaning given in the Certificate of Incorporation.

         "ORIGINAL AGREEMENT" has the meaning set forth in the recitals above.

         "PARENT ENTITY" shall mean each of AOLTW, AOL and, individually and collectively, Riverview Media Corp., a British Virgin Islands corporation, and Aspen and Atlantis, for so long as each of Aspen and Atlantis is directly or indirectly wholly owned by the Cisneros Family Members, and any Permitted

Transferee(s) for so long as such Permitted Transferee(s) are directly or indirectly wholly owned by, or is a or are, Cisneros Family Members.

         "PARTY" shall mean each of AOL, ODC and the Company, and each other Person who becomes a party to this Agreement in accordance with the provisions hereof, and, for purposes of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 hereof, AOLTW and any AOLTW Permitted Assignee who becomes a party hereto.

         "PERMITTED TRANSFEREE" shall mean AOL, ODC, each of their Wholly Owned Affiliates, Employees of AOL and ODC, and the Cisneros Family Members.

         "PC ACCESS SERVICES" has the meaning given in the Certificate of Incorporation.

         "PERMANENT SUBSCRIBER" shall mean, as of any date and with respect to any Access Service, a Subscriber that has used the applicable Access Service during the longer of (i) the ninety (90)-day period preceding such date and (ii) the period preceding such date consisting of sixty (60) days plus the duration of any free trial period involving such service to which such person is entitled. Notwithstanding the foregoing, if one or more Access Services is bundled with one or more other Access Services, a Subscriber shall be deemed to be a Permanent Subscriber if the foregoing test has been met with respect to at least one of such bundled Access Services.

         "PERSON" shall mean an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a Governmental Authority.

         "PREFERRED STOCK" means any of the Company's preferred stock, including
(i) preferred stock designated by the Company from time to time under its certificate of incorporation and (ii) the Series B Preferred Stock, Series C Preferred Stock and Series F Redeemable Preferred Stock, par value $.01 per share, of the Company.

         "PRIME RATE" shall mean, for any date, the rate of interest per annum publicly announced from time to time as the prime rate in effect as of such date as reported in the "Money Rates" column of the Eastern Edition of THE WALL STREET JOURNAL or other comparable source as agreed to by the Parties if THE WALL STREET JOURNAL is not then publishing such figures. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "PUBLIC SALE" shall mean a sale of securities pursuant to an offering registered under the Securities Act or in a transaction pursuant to Rule 144 of the Securities Act.

         "PURCHASE NOTICE" has the meaning given in Section 5.7(b).

         "REGISTRATION RIGHTS AGREEMENT" has the meaning given in Section 6.1.

         "RESTRICTED ACTIVITIES" has the meaning given in Section 4.1(a).

         "RESTRICTED TRANSFEREE" shall mean any Person that would cause a Stockholder to be in violation of the non-competition provisions of Article IV hereof (assuming, for the purpose of this definition only, that AOLTW and any AOLTW Permitted Assignee were subject to Article IV) if such person became and remained a Special Affiliate of such Stockholder and shall include, without limitation, each of Terra Networks, Star Media, Universo Online, IG.com, El Sitio/O Site, Telmex/Prodigy, Ciudad Internet/Clarin, Microsoft or any of their respective Affiliates.

         "RSL-LA" shall mean RSL Communications, Latin America, Ltd., an international business company organized under the laws of the British Virgin Islands, and its successors in interest.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as amended.

         "SERIES B PREFERRED STOCK" means the Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

         "SERIES C PREFERRED STOCK" means the Series C Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

         "SERIES F PREFERRED STOCK" means the Series F Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

         "SIGNIFICANT COMPETITOR" with respect to Access Services shall mean any Person (a) having Access Service Permanent Subscribers in those countries within the Territory in which the Company provides Access Services equal to or greater than twenty-five percent (25%) of the Access Service Permanent Subscribers of the Company in the Territory, provided that such Person has at least 225,000 PC Access Service Permanent Subscribers in the Territory, or (b) having Access Service Permanent Subscribers in Brazil equal to or greater than twenty-five percent (25%) of the Access Service Permanent Subscribers of the Company in Brazil, provided that such Person has at least 75,000 PC Access Service Permanent Subscribers in Brazil.

         "SPECIAL AFFILIATE" has the meaning given in Section 4.1(a).

         "SPECIAL COMMITTEE" has the meaning given in the Certificate of Incorporation.

         "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of March 30, 2001, by and among the Company and the other parties named therein.

         "STOCKHOLDER" has the meaning set forth in the preamble.

         "STRATEGIC PARTNER" shall mean any Person who acquires 25% or more of the equity of the Company and who provides a strategic benefit to the Company in the form of a contractual relationship or contribution of material, in-kind assets but shall not include AOLTW or any other holder of the Notes or Note Conversion Shares obtained upon conversion of the Notes by virtue of its acquisition of such Notes or Note Conversion Shares.

         "SUBSCRIBER" shall mean, as of any date of determination and with respect to any Interactive Service, any Person who has opened an account with or otherwise registered as a user of such Interactive Service.

         "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by, or the managing member, general partner or other solely controlling affiliate of such corporation, association, partnership, joint venture, limited liability company or other business entity is, (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "TERM" has the meaning given in Section 9.1.

         "TERRITORY" has the meaning given in the Certificate of Incorporation.

         "TRADITIONAL MEDIA SERVICES" shall mean the delivery of movies, television shows, sporting events and other forms of traditional entertainment products intended to be viewed or experienced in uninterrupted fashion (i.e., non-interactive) from beginning to end over ISDN, cable, satellite, fiber optics or other form of broadcast media.

         "TRANSFER" shall mean, whether directly or indirectly by merger, operation of law or otherwise, any sale, assignment, conveyance, transfer, donation or any other means to dispose of, or pledge, hypothecate or otherwise encumber in any manner whatsoever, or permit or suffer any Encumbrance.

         "TV ACCESS SERVICES" has the meaning given in the Certificate of Incorporation.

         "VOTING STOCK" shall mean securities having the right to vote generally in any election of Directors of the Company (other than solely by reason of the occurrence of an event); provided that none of the Note Conversion Shares including any shares of Series B Preferred Stock or Series F Preferred Stock, Class B Common Stock or Class A Common Stock received by AOLTW or any AOLTW Permitted Assignee shall be considered "Voting Stock" for the purposes of
Section 5.7.

         "WARRANT" shall mean that certain warrant, dated August 7, 2000, issued by the Company to AOL.

         "WHOLLY OWNED AFFILIATE" shall mean with respect to any Person any other Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person that is directly or indirectly wholly-owned by the Cisneros Family Members shall be deemed a Wholly Owned Affiliate of ODC, and any Person that is directly or indirectly wholly owned by AOLTW shall be deemed a Wholly Owned Affiliate of AOL.

         "WIRELESS ACCESS SERVICES" has the meaning given in the Certificate of Incorporation.

         "WORSE OFFER" has the meaning given in Section 5.5.

         Section 1.2 USAGE GENERALLY; INTERPRETATION. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All references to Dollars or use of the "$" symbol shall mean United States Dollars.

                                   ARTICLE II
                                     PURPOSE

         Section 2.1 PURPOSE. The Stockholders have entered into this Agreement to provide for the manner of dealing in their capacities as stockholders with certain matters involving the management, conduct and operation of the Company, including without limitation:

                  (a) To ensure that the Company's sole line of business shall be to provide Interactive Services within the Territory (the "BUSINESS"); provided, however, that unless and until AOL and ODC shall otherwise agree in accordance with the provisions hereof and the Certificate of Incorporation, the Business of the Company shall be limited to providing (i) PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services, and Internet Portal Services in the Territory; and (ii) Content, management and related activities on the AOL online service or any other AOL-branded property, including creating, maintaining and managing for AOL, English and Spanish-language versions of a mini channel directed at the Hispanic audience in the United States, and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith; provided, further, however, that the Company shall not Launch any TV Access Services, Wireless Access Services or Internet Portal Services in any country within the Territory unless and until such Launch shall have been approved by the Special Committee in accordance with the provisions of the Certificate of Incorporation.

                  (b) To ensure that the Company conducts the Business under the brand names "AOL" and/or "America Online" pursuant to the terms and conditions of the AOL License and CompuServe pursuant to the terms and conditions of the CIS License.

         Section 2.2  NO PARTNERSHIP.

                  (a) Nothing in this Agreement shall be construed as creating between or among any of the Parties a partnership or joint venture.

                  (b) Except as expressly provided herein or as approved in writing by the represented Party, no Party shall have the right to represent the other Party in negotiations with third parties. No Party shall have the right to enter into an agreement with a third party for the account of the other Party or for their joint account, except as expressly provided herein or as may be hereafter approved, or agreed to, by the Parties in writing.

         Section 2.3 VOTING. To effectuate the intent of Section 2.1 and subject to any agreement reached by the Stockholders in connection with the admission of a third-party equity participant in the Company as provided in Section 5.7, the Stockholders shall vote their shares of Voting Stock in accordance with the provisions of Article III hereof.

                                   ARTICLE III
                                VOTING PROVISIONS

         Section 3.1 VOTING AGREEMENTS. The Stockholders agree to vote all shares of Voting Stock held by them or their respective Affiliates so as to cause the following:

                  (a) The election of each Class A Director (as defined in the Certificate of Incorporation) proposed for election by the Special Committee; and

                  (b) The approval of any expansion of the Business in which the Company shall be permitted to engage as and when (i) the Company obtains the right to engage in any such expanded Business in accordance with the provisions of Section 2.9 of the AOL License and (ii) the Company shall elect to pursue such expanded business in accordance with the provisions of the AOL License and the Certificate of Incorporation, including, without limitation, voting to approve any amendment of the Certificate of Incorporation as and to the extent required to effect any such expansion of the Business.

                                   ARTICLE IV
                                 NON-COMPETITION

         Section 4.1  NON-COMPETITION WITH THE COMPANY

                  (a)(i) Subject to the cure provisions of Section 4.2, from August 7, 2000 until December 15, 2003 and thereafter for so long as each of AOL and ODC, together with their respective Subsidiaries and, with respect to ODC only, Cisneros Family Members, holds shares of Voting Stock equal to at least twenty percent (20%) of the issued and outstanding shares of Voting Stock (as adjusted for each of AOL and ODC to negate the effect of any of the following that occur after August 7, 2000: (1) the admission of third parties admitted as equity participants as contemplated in Section 5.7 hereof, (2) the issuance of any Company Securities by the Company, including pursuant to the Stock Purchase Agreement, the Note Purchase Agreement or the Notes, or (3) the issuance of any Company Securities upon exercise of the Warrant) no Stockholder (nor any third party admitted as a Stockholder of the Company in accordance with this Agreement) nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholders, through a Special Affiliate or otherwise, provide, acquire or hold any interest in:

                           (A) a Person providing, or otherwise participating in
                  the provision within the Territory of, a PC Access Service that is a Significant Competitor or Persons providing, or otherwise participating in the provision within the Territory of, PC Access Services that taken together are Aggregated Significant Competitors; or,

                           (B) in the case of AOL and its Special Affiliates, a
                  Spanish or Portuguese language AOL-branded or CompuServe-branded Internet Portal Service targeted at end users residing in the Territory (except that AOL shall have the right to offer such service in one or more countries within the Territory directly or together with a third party pursuant to and in compliance with the provisions of Section
                  2.9 of the AOL License).

                  (ii) Subject to the cure provisions of Section 4.2, from August 7, 2000 until August 7, 2005 and thereafter for so long as each of AOL and ODC, together with their respective Subsidiaries and, with respect to ODC only, Cisneros Family Members, holds shares of Voting Stock equal to at least twenty percent (20%) of the issued and outstanding shares of Voting Stock (as adjusted to negate the effect of (1) the admission of third parties admitted as equity participants, the result of which is that ODC suffers a disproportionate dilution as contemplated in Section 5.7(b) hereof or (2) the issuance of any Company Securities by the Company upon the exercise of the Warrant and assuming that each of ODC and AOL each hold one-half of all the Note Conversion Shares that are actually held by any of AOL, ODC and any of their Affiliates, regardless of the actual ownership by them of such Note Conversion Shares), neither AOL nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholders, through a Special Affiliate or otherwise, provide, acquire or hold any interest in a Person providing in the Territory, or otherwise participating in the provision within the Territory of, an AOL-branded TV Access Service or an AOL-branded Wireless Access Service.

                  (iii) Subject to the cure provisions of Section 4.2, from August 7, 2000 until August 7, 2005 neither ODC nor any Special Affiliate thereof shall, directly or indirectly, independently of the Company or the other Stockholders, through a Special Affiliate or otherwise, provide, acquire or hold any interest in a Person providing in the Territory, or otherwise participating in the provision within the Territory of, TV Access Services or Wireless Access Services that is a Significant Competitor or Persons providing or otherwise participating in the provision within the Territory of TV Access Services or Wireless Access Services that taken together are Aggregated Significant Competitors.

                  For purposes of this Section 4.1(a), "SPECIAL AFFILIATE" shall mean any entity in which AOL, ODC or the Cisneros Family Members hold a direct and/or indirect ownership interest of at least thirty-five percent (35%), or, in the case of RSL-LA or GLA, in which ODC or the Cisneros Family Members hold a direct and/or indirect ownership interest of greater than fifty percent (50%), excluding, for the avoidance of doubt, AOLTW and any entity in which AOLTW has an ownership interest but AOL does not have an ownership interest of at least thirty-five percent (35%). For the purposes of this Section 4.1(a), "ACCESS SERVICES", as it relates to the definition of PC Access Services, TV Access Services and Wireless Access Services, shall include what would otherwise be a non-Access Service if any such services are bundled with a third-party Access Service in a joint venture, profit sharing, joint marketing or like arrangement, whereby:
         (x) the non-Access Service serves as the default homepage for the Access Service, (y) the non-Access Service and Access Service are promoted or marketed as the same service or under the same brand, or
         (z) consumers otherwise may reasonably conclude that such bundled services are one and the same. For the avoidance of doubt, a link on the homepage of a third-party Access Service to a non-Access Service and/or the promotion of the non-Access Service as one of the services available to the end users of the Access Service shall not render the non-Access Service(s) an "Access Service" for purposes of this Section 4.1(a). (All prohibited activities under this Section 4.1(a) shall be collectively referred to as "RESTRICTED ACTIVITIES".) For the avoidance of doubt, (i) with respect to PC Access Services, TV Access Services and Wireless Access Services, a Stockholder shall not be deemed to be engaging in a Restricted Activity, regardless of whether the applicable Person is a Significant Competitor or together with other Persons is an Aggregated Significant Competitor, unless the Stockholder has a direct and/or indirect ownership interest in the applicable Person or Persons of at least thirty five percent (35%) and (ii) ODC shall not be deemed to be engaging in a Restricted Activity with respect to GLA and/or RSL-LA, regardless of whether GLA or RSL-LA is a Significant Competitor or taken together are Aggregated Significant Competitors, unless ODC or the Cisneros Family Members have a direct and/or indirect ownership interest in GLA and/or RSL-LA, as applicable, of greater than fifty percent (50%).

                  (b) Notwithstanding paragraph (a), Restricted Activities shall exclude:

                           (i) Traditional Media Services;

                           (ii) IP (i.e., Internet protocol) telephony services;
                  and

                           (iii) AOL's GlobalNet(TM)international roaming
                  communications network services.

                  (c) For the avoidance of doubt and subject to the definition of Access Services in Section 4.1(a) above as it relates to PC Access Services, TV Access Services and Wireless Access Services, AOL, directly or together with a third party, shall have the right to offer in the Territory:

                           (i) Spanish or Portuguese language AOL-branded and
                  CompuServe-branded online or Internet services that are not Access Services to the extent provided in Section 2.9 of the AOL License; and

                           (ii) Non-AOL-branded and non-CompuServe-branded
                  Access Services or other services that are not PC Access Services.

                  (d) For the avoidance of doubt, notwithstanding the termination or non-applicability of the non-competition provisions of
         Section 4.1(a), AOL shall have no right to engage in PC Access Services, TV Access Services or Wireless Access Services or Restricted Activities in the Territory using the AOL Marks or CIS Marks:

                           (i) except to the extent expressly provided in this
                  Section 4, the AOL License or the CIS License, or

                           (ii) unless the AOL License or CIS License terminates
                  or is amended to allow such use of the AOL Marks or CIS Marks in accordance with the express terms of the AOL License or CIS License.

         Section 4.2  REPURCHASE UPON BREACH.

                  (a) Subject to the other provisions of this Section 4.2, if a Stockholder and/or a Special Affiliate thereof violates the prohibitions of Section 4.1(a)(i) or (iii) and, if applicable, does not remedy such violation as provided in Sections 4.2(c) and (d), and such Stockholder and/or Special Affiliate fails to cure such violation and, if applicable, fails to remedy within thirty (30) Business days of receiving written notice from AOL, if Aspen and/or Atlantis is the violating party, or Aspen or Atlantis, if AOL is the violating party, then, in addition to other remedies available herein or under law or equity, if Aspen and/or Atlantis or one of its or their Special Affiliates is the breaching Person, the Company shall have the right to purchase all, but not less than all, of ODC's shares of Voting Stock in the Company (collectively, "ODC'S HOLDINGS") at their Fair Market

         Value, less, to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. If the Company elects not to purchase ODC's Holdings upon any breach by ODC or one of its Special Affiliates hereunder, then AOL shall have the right to purchase all, but not less than all, of ODC's Holdings on the same terms. If AOL or one of its Special Affiliates is the breaching Person, then ODC shall have the right to require AOL to purchase all, but not less than all, of ODC's Holdings at their Fair Market Value plus, to the extent such damages are reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. The Company or AOL, as applicable, shall purchase such ODC Holdings in cash, provided that, (i) if the Company has elected to purchase ODC's Holdings, the Company may effect such purchase by delivery of its promissory note, in the full amount of the purchase price therefor, payable over three years with interest at the Default Rate, compounded annually, and (ii) if AOL is the purchasing party, then at the option of the non-breaching party, AOL shall purchase ODC's Holdings in cash or in freely tradable shares of AOLTW common stock (the "AOLTW STOCK") in installments over a three (3)-year period, with interest at the Default Rate compounded annually (the "INSTALLMENT PAYMENTS"), subject to the Liquidity Requirements as set forth in paragraph (f) below. If Installment Payments are chosen, or if the Company elects to effect its purchase of ODC's Holdings by delivery of its promissory note, then the purchase price shall be paid in equal quarterly installments of principal and interest over the applicable period, and evidenced by a promissory note in form and substance reasonably satisfactory to ODC. At ODC's election the note or Installment Payments shall be secured by ODC's Holdings being purchased. If any third party admitted as a stockholder of the Company as contemplated in Section 5.7 violates the prohibitions contained in Section 4.1(a) and does not remedy such violation as provided in Sections 4.2(c) or (d), then, in addition to other remedies available herein or under law or equity, the Company shall have the right to purchase all, but not less than all, of such third party's shares of Voting Stock in the Company at their Fair Market Value, less, to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach, such purchase to be effected in accordance with the procedures set forth herein and in Sections 5.3(d) and 5.4 below. If the Company fails to exercise such right, then AOL and ODC shall have the right to purchase all or any part of such third party's shares of Voting Stock in the Company at their Fair Market Value, less to the extent such damages are not reflected in the Fair Market Value, all damages arising as a result of the breach. AOL and ODC shall each be entitled to purchase a portion of such third party's shares in proportion to the shares of Voting Stock originally sold by AOL and/or ODC to such third party equity participant, if any, or if no such shares were originally sold by AOL or ODC, in proportion to their then respective percentage ownership interests in the Voting Stock. If either AOL or ODC chooses not to so purchase any part of a third party's shares that it is permitted to buy under this Section 4.2, then the other may, at its option, purchase all of the remainder of such third party's shares.

                  (b) If, after the Effective Date, a Stockholder and/or any of its Special Affiliates (the "ACQUIRING PARTY") intends to acquire an interest in a Person or Persons (which as a result of such acquisition would be a Special Affiliate(s)) that, directly or indirectly, as part of its or their activities would cause a Stockholder and/or any of its Special Affiliates to be engaged in Restricted Activities, then the

         Acquiring Party shall use its commercially reasonable efforts (subject to any applicable confidentiality obligations) to notify the other Stockholders and the Company of such intent to acquire such interest. If a Stockholder is precluded from providing the complete notice required hereunder due to a conflicting confidentiality obligation, the Stockholder must, at a minimum, notify the other Stockholders and the Company that a conflicting confidentiality obligation is preventing it from full compliance with this Section 4.2(b).

                  (c) If, after the Effective Date, the Acquiring Party acquires an interest in a Person or Persons (which as a result of such acquisition becomes a Special Affiliate(s) of the Acquiring Party) that, directly or indirectly, engages in Restricted Activities, then the Acquiring Party shall have the option, in its sole discretion, of either: (y) divesting the Restricted Activities to the extent necessary to be in compliance with Section 4.1 within one (1) year from the date on which the Acquiring Party has acquired such an interest in Restricted Activities, or (z) offering first to the Company and, if not accepted by the Company, then to AOL, if either Aspen or Atlantis is the Acquiring Party, and to ODC, if AOL is the Acquiring Party, an opportunity to participate in the Restricted Activities or offering to contribute that part of the Person conducting Restricted Activities to the Company in exchange for payment by the Company of the fair market value thereof. If the Acquiring Party makes an offer pursuant to clause
         (z) above, and neither the Company nor AOL, if either Aspen or Atlantis is the Acquiring Party, or ODC, if AOL is the Acquiring Party, agrees to acquire such interest for any reason or the Company does not agree to pay for the Restricted Activities, then the Acquiring Party shall divest the Restricted Activities to the extent necessary to be in compliance with Section 4.1 within the later of: (A) one (1) year from the date on which the Acquiring Party has acquired such an interest in the applicable Person(s), or (B) six (6) months after receiving written notice rejecting the Acquiring Party's offer from both AOL, if either Aspen or Atlantis is the Acquiring Party, and ODC, if AOL is the Acquiring Party, and the Company, but, in any case, no later than eighteen (18) months after the date on which the Acquiring Party has acquired such an interest in the Person.

                  (d) Notwithstanding any other provision of this Agreement, during the period that the non-competition provisions of Section 4.1(a) are in force, if:

                           (i) the activities of any Stockholder or any of its
                  Special Affiliates result in such Stockholder and/or its Special Affiliate(s) becoming a Significant Competitor providing PC Access Services (or, in the case of ODC and/or its Special Affiliates, TV Access Services or Wireless Access Services) in the Territory, or

                           (ii) the activities of the Stockholder and its
                  Special Affiliates result in such Stockholder or Special Affiliate together becoming an Aggregated Significant

                  Competitor providing PC Access Services (or, in the case of ODC and/or its Special Affiliates, TV Access Services or Wireless Access Services) in the Territory,

         then the Stockholder and/or the Special Affiliate(s), as the case may be, shall have the option, in its or their sole discretion, of either:
         (y) divesting the Restricted Activity to the extent necessary to be in compliance with Section 4.1 within one (1) year from the date on which it becomes a Significant Competitor or an Aggregated Significant Competitor, as the case may be, or (z) offering first to the Company and, if not accepted by the Company, then to AOL, if either Aspen or Atlantis is engaged in the Restricted Activity, and to ODC, if AOL is engaged in the Restricted Activity, an opportunity to participate in the Restricted Activities or offering to contribute that part of the Person conducting Restricted Activities to the Company in exchange for payment by the Company of the fair market value thereof. If the Acquiring Party makes an offer pursuant to clause (z) above, and the Company does not agree to pay for the Restricted Activity for any reason or the Company or AOL or ODC, as applicable, does not agree to acquire such interest for any reason, then the Acquiring Party shall divest the Restricted Activity to the extent necessary to be in compliance with Section 4.1 within one (1) year from the date on which the applicable Person(s) became a Significant Competitor or Aggregate Significant Competitor, as the case may be.

                  (e) Notwithstanding any other provision of this Agreement, during the period that the non-competition provisions of Section 4.1(a)(i) and (iii), as applicable, are in force, any Stockholder, either directly or through a Special Affiliate, may acquire or hold an interest in a Person providing, or otherwise participating in the provision of, PC Access Services, TV Access Services (except AOL-branded TV Access Services) and Wireless Access Services (except AOL-branded Wireless Access Services) within the Territory so long as such Person is not a Significant Competitor and such Person, together with the applicable Stockholder and its Special Affiliates, is not an Aggregated Significant Competitor.

                  (f) The "LIQUIDITY REQUIREMENTS" shall be deemed satisfied only if AOL provides unconditional guarantees to ODC, in form and substance reasonably satisfactory to ODC, that provide reasonable assurances that ODC can sell an amount of the AOLTW Stock received at a price sufficient to provide the same amount of money to ODC on approximately the same time schedule that ODC would have received if AOL had chosen to make Installment Payments in cash and guarantee that if ODC cannot do so, AOL will pay the difference to ODC. ODC recognizes, however, that it may not "dump" or otherwise sell such AOLTW Stock in a manner that would disrupt the market for such stock, and accordingly, the parties shall mutually agree to a procedure and timetable for the most rapid liquidation of such AOLTW Stock that does not disrupt the market therefor. Notwithstanding the foregoing, if for any reason ODC does not sell its AOLTW Stock or any portion thereof within forty-five (45) days of receipt of such AOLTW Stock or, if later, within the timetable agreed upon, AOL cannot and does not guarantee that the AOLTW Stock given to ODC will be equivalent in value to the cash Installment Payments.

                  (g) If the Company and an Acquiring Party are unable to agree on the fair market value of the part of any Person conducting Restricted Activities which such Acquiring Party is required to offer to the Company pursuant to Section 4.1(c) or 4.1(d), then either party may request an appraisal of such fair market value by delivery of such a request in writing to the other. Such appraisal shall be conducted by an investment banking firm of international standing with experience in valuations of the type of business in question reasonably acceptable to each of the Company and the Acquiring Party. If the Acquiring Party acquired the Person that is conducting the Restricted Activities pursuant to arm's length negotiations with an un-Affiliated party, then the appraisal of such investment banking firm shall be limited to determining the percentage of purchase price paid by the Acquiring Party for such Person attributable to the Restricted Activities. Otherwise, the investment banking firm may make such appraisal on whatever basis it reasonably may determine. Any such appraisal shall, absent manifest error, be binding on the Company, the Acquiring Person and the other Stockholders for all purposes under this Section 4.1.

                                    ARTICLE V
                            RESTRICTIONS ON TRANSFERS

         Section 5.1 PROHIBITED TRANSFERS. Except as expressly permitted in this Agreement, no Stockholder nor any of their respective Affiliates, including any direct or indirect beneficial owner or ultimate parent of any such entity (including AOLTW, AOL and ODC), shall, directly or indirectly, Transfer any of the right, title or interest in (i) any shares of Preferred Stock or Common Stock or (ii) any of their Affiliates which beneficially own, either directly or indirectly, any shares of Preferred Stock or Common Stock; provided that, for the avoidance of doubt, neither this restriction nor any other provision of this
Article V shall apply to any Transfer of Notes. Without limiting the foregoing or any right or remedy any Party may have hereunder, each Stockholder agrees that, in the event that at any time any Parent Entity or any Wholly Owned Affiliate of a Parent Entity ceases to be a Parent Entity or a Wholly Owned Affiliate of a Parent Entity (including if AOL ceases to be a Wholly Owned Affiliate of AOLTW or if Aspen or Atlantis ceases to be a Wholly Owned Affiliate of the Cisneros Family), then all shares of Voting Stock Transferred to or held by such Person shall automatically be deemed to, and such Person and the Stockholder Affiliated with such Person shall cause such shares to, immediately convert at such time from High Vote Preferred Stock, if applicable, into that number of shares of High Vote Common Stock into which such shares are then convertible at the applicable conversion ratio under the Certificate of Incorporation, and immediately convert at such time from High Vote Common Stock, if applicable, into that number of shares of Class A Common Stock into which such shares are then convertible at then applicable conversion ratio under the Certificate of Incorporation; PROVIDED that no such conversion shall occur if such Person ceases to be a Parent Entity or a Wholly Owned Affiliate of a Parent Entity solely as a result of the bona fide pledge, hypothecation or similar financing transaction of the equity interests of such Person so long as the Transferring Parent Entity or Wholly Owned Affiliate of a Parent Entity continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation, or other financing transaction. Except for Transfers duly made in accordance with this Article V, no Transfer of Preferred Stock or Common Stock by a Stockholder shall be valid as against the Company and its stockholders and any purported transfer not so made in accordance with Article V shall be null and void and of no force or effect as against the Company and the other Stockholders.

         Section 5.2  PERMITTED TRANSFERS.

                  (a) Notwithstanding anything in this Agreement to the contrary, each Stockholder (or any permitted transferee under clauses
         (i) through (iv) below) may Transfer shares of Voting Stock owned by it and its rights under this Agreement as they relate to such transferred Voting Stock as follows:

                           (i) All or part of the shares of Voting Stock owned
                  by it and its rights under this Agreement to any transferee that is a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, provided that no Restricted Transferee owns or thereafter shall own an interest in such Parent Entity, which interest, with respect to a Parent Entity, is acquired directly from such Parent Entity or from one of its Affiliates;

                           (ii) All or part of the shares of Voting Stock owned
                  by it and its rights under this Agreement to any transferee admitted to the Company as a third party equity holder pursuant to the provisions of Section 5.7 hereof;

                           (iii) Up to twenty percent (20%) of the shares of
                  Voting Stock of such Stockholder (with Aspen and Atlantis, on one hand, and AOLTW, any AOLTW Permitted Assignee and AOL, on the other hand, each constituting a single Stockholder for purposes of this subsection) to transferees that comprise of Cisneros Family Members and/or Employees of the Stockholders or of any Wholly Owned Affiliate of such Stockholder, provided that (x) prior to the effective date of any such transfer, the prospective transferees shall enter into a voting agreement, in form and substance satisfactory to the Company and the non-transferring Stockholder, pursuant to which the transferring Stockholder shall retain all voting rights attributable to the transferred shares or (y) such transfers are of Class A Common Stock;

                           (iv) All of the shares of Voting Stock owned by it
                  and its rights and obligations as a Stockholder under this Agreement if such Transfer is part of the Transfer to any party acquiring all (or substantially all) of (A) the business of AOL or (B) the ODC Business Unit. For purposes hereof, "ODC BUSINESS UNIT" means any Person or Persons that individually or collectively owns all of the equity interests of ODC and its Affiliates and the Cisneros Family Members in the Company and RSL-LA; and

                           (v) All or part of the shares of Voting Stock owned
                  by it as a result of the pledge, hypothecation or other similar financing transaction so long as (x) the transferring stockholder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction and (y) the financial institution or other Person that is a party to any such pledge, hypothecation or other financing transaction (the "FINANCING PARTY") agrees to be bound and obligated by all of the provisions of this Agreement upon the commencement by such Financing Party of any proceedings to sell or otherwise foreclose on any shares of Voting Stock subject to any pledge, hypothecation or other financing transaction permitted hereby.

         In the event of any Transfer of any Company Securities other than Class A Common Stock pursuant to Sections 5.2(a)(i) through (iv), the transferee thereof (or subsequent transferee) shall be entitled to the rights and privileges set forth in this Agreement and shall be bound and obligated by the provisions of this Agreement. As a condition to any such Transfer permitted pursuant to Sections 5.2(a)(i) through
         (iv), each transferee that will own shares of Voting Stock (other than shares of Class A Common Stock) shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement and no such transferee shall be permitted to make any Transfer which the original transferor was not permitted to make. In connection with any such Transfer of any Company Securities other than Class A Common Stock pursuant to Sections 5.2(a)(i) through (iv), the transferee shall execute and deliver to the non-transferring Stockholder (with Aspen and Atlantis constituting a single Stockholder for purposes of this provision) and the Company such documents as may reasonably be requested by the non-transferring Stockholder and/or the Company to evidence the same.

                  (b) Any Stockholder may Transfer some or all of the shares of Voting Stock owned by it to another Stockholder other than an AOLTW Permitted Assignee (it being understood that for purposes hereof, Atlantis may Transfer some or all of the shares of Voting Stock owned by it to Aspen and Aspen may Transfer some or all of the shares of Voting Stock owned by it to Atlantis; and AOLTW may Transfer some or all of the shares of Voting Stock owned by it to AOL and AOL may Transfer some or all of the shares of Voting Stock owned by it to AOLTW).

                  (c) Any Stockholder may Transfer some or all of the Class A Common Stock owned by it in a Public Sale.

         Section 5.3  RIGHTS OF FIRST REFUSAL.

                  (a) Each Stockholder agrees with the other Stockholders that, except with respect to Transfers permitted pursuant to Section 5.2, if a Stockholder or any of its Wholly-Owned Affiliates or Parent Entities wants to Transfer any shares of Voting Stock to any other Person (other than (x) Transfers of Voting Stock to a Restricted Transferee or (y) Transfers of Voting Stock (except Class A Common Stock) to an Affiliate of such Stockholder which is not a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, both of which Transfers are prohibited hereby, and other than pursuant to a pledge, hypothecation or other similar financing transaction in which the transferring Stockholder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) in a bona fide transaction, such Stockholder, Wholly Owned Affiliate or Parent Entity (the "OFFEROR") shall be entitled to do so provided that such Offeror first offers to sell such shares of Voting Stock to the other Stockholder (with Aspen and Atlantis together with their Wholly Owned Affiliates and Parent Entities being such other Stockholder if AOL, AOLTW or any AOLTW Permitted Assignee or any of their Wholly Owned Affiliates or Parent Entities is the Offeror; and with AOL and AOLTW together with their Wholly Owned Affiliates and Parent Entities constituting such other Stockholder if Aspen or Atlantis or any of their Wholly Owned Affiliates or Parent Entities is the Offeror; such other Stockholder, the "OFFEREE") at the same price and the same terms and conditions as the Offeror would receive from such other Person. The Offeror shall submit to the Company and the Offeree a written notice (the "OFFER NOTICE") stating in reasonable detail such price or other consideration and such terms and conditions and identifying the Person and all Persons who beneficially own more than five percent (5%) of such Person, proposing to purchase the shares of Voting Stock. The Offeree shall have a period of thirty (30) days after the receipt of the Offer Notice in which to accept or reject such offer. If the Offeree elects to accept such offer, which acceptance must be for all and not part of the Voting Stock offered for sale, it shall so indicate within such thirty (30) day period by notice to the Offeror. The notice required to be given by the Offeree shall specify a date for the closing of the purchase which, subject to the expiration or early termination of any waiting period required by any Governmental Authority and the receipt of any required approvals of any Governmental Authority, shall not be more than thirty (30) days after the date of the giving of such notice.

                  (b) If the Offeree does not exercise its right to purchase all of the shares of Voting Stock offered for sale pursuant to the provisions of this Section 5.3, the Offeror of such shares of Voting Stock shall have the right to sell to the Person identified in the Offer Notice, subject to the provisions of this Agreement, all (but not less than all) of such shares of Voting Stock on the same terms and conditions including the price or other consideration specified in the Offer Notice, free from the restrictions of Section 5.1 of this Agreement (for purposes of such specific transaction and purchasing Person, but not for purposes of any subsequent transaction or other purchasing Person) in a bona fide transaction, for a period of ninety
         (90) days from the date that the Offer expires hereunder, provided that any such purchaser shall prior to such transfer, if such purchaser shall be receiving shares of Voting Stock, other than shares of Class A Common Stock, agree in writing to be bound by all of the provisions of this Agreement. At the end of such ninety (90) day period, the Offeror shall notify the Company and the Offeree in writing whether its shares of Voting Stock have been sold in a bona fide transaction during such period. To the extent not sold during such ninety (90) day period, all of such shares of Voting Stock shall again become subject to all of the restrictions and provisions of this Section 5.3.

                  (c) If the Offeree accepts the offer set forth in the Offer Notice, the purchase price or other consideration per share of the shares of Voting Stock purchased by the Offeree shall be the price or other consideration per share offered to be paid by the prospective transferee described in the Offer Notice, which price shall be paid in cash and/or such other consideration, at the election of the Offeree.

                  (d) If the Offeree accepts the offer set forth in the Offer Notice, the closing of the purchase shall take place at the principal office of the Company or such other location as shall be mutually agreeable to the Offeror and Offeree, and the purchase price shall be paid at the closing by wire transfer of immediately available funds or in such other appropriate form if for consideration other than cash. At the closing, the Offeror shall deliver to the Offeree the certificates evidencing the shares of Voting Stock to be transferred, duly endorsed and in negotiable form as well as the items listed in Section 5.4.

         Section 5.4 CLOSING DELIVERIES. The Offeror at a closing under this
Article V shall deliver to the Offeree the following:

                  (a) A duly executed stock power, "Deed of Transfer" or other appropriate instrument conveying to the Offeree the shares of Voting Stock being purchased by the Offeree, free and clear of any Encumbrances, except those in this Agreement which are expressly assumed. If less than all of the shares of Voting Stock evidenced by a stock certificate are being purchased, the Company shall, upon receipt of such duly endorsed stock certificate, issue to the Offeree a stock certificate evidencing the shares being purchased and issue to the Offeror a stock certificate evidencing the number of shares not being purchased.

                  (b) A statement from the Offeror that: (i) except as set forth therein, the Offeror has no claim against the Company in respect of the shares of Voting Stock being transferred, including for any unpaid dividends; and (ii) the Offeror shall perform any of its obligations under this Agreement that shall continue to be applicable to the Offeror after such transfer of shares or shall guarantee any such obligations as may be assumed by the Offeree, unless such guarantee is not then required by the other parties to this Agreement.

         Section 5.5 DIRECT COMPREHENSIVE COMPETITOR. Before ODC or any of its Affiliates may Transfer any shares of Voting Stock offered by ODC or any of such Affiliates pursuant to this Article V to a "Direct Comprehensive Competitor" (as defined below) of AOL, ODC shall provide AOL with commercially reasonable notice of its intentions and the terms of the contemplated transaction. Before ODC or any of its Affiliates may consummate any transaction with such Direct Comprehensive Competitor, AOL shall have a right, exercisable within thirty (30) days after written notice from ODC, to purchase such shares on the same terms as those offered by ODC and/or its Affiliates to the Direct Comprehensive Competitor. If AOL does not accept this opportunity to purchase ODC's and/or its Affiliates' shares and ODC and/or its Affiliates wishes to sell such shares to the Direct Comprehensive Competitor at a price lower than the price offered to AOL, or on material terms which, when taken as a whole, are less favorable to ODC and/or its Affiliates than those offered to AOL (a "WORSE OFFER"), ODC shall notify AOL of its intentions and the terms of the Worse Offer. Before ODC and/or its Affiliates may consummate any Worse Offer transaction with such Direct Comprehensive Competitor, AOL shall have a right to purchase ODC's and its Affiliates' shares on the same terms as such Worse Offer, exercisable within thirty (30) days of written notice from ODC. For purposes of this Section 5.5, a "DIRECT COMPREHENSIVE COMPETITOR" shall mean a Person or entity which owns or controls, directly or indirectly, a multinational business that includes the provision of comprehensive horizontal (i.e., across multiple, diverse subject areas) Interactive Services containing Content of general interest as may be organized under such subject areas as news, sports, and finance, including, by way of example, [**], [**], [**], and [**].

         Section 5.6 PURCHASE OF THE ODC HOLDINGS; INSTALLMENT PAYMENTS. ODC hereby agrees that AOL and/or the Company, as applicable, may designate a Subsidiary or a third party as the acquirer of all or any of ODC's shares of Voting Stock it may be entitled to purchase hereunder, provided that AOL and/or the Company, as applicable, unconditionally guarantees the required purchase payments to ODC.

         Section 5.7 THIRD-PARTY EQUITY PARTICIPANTS. AOL, ODC and the Company shall evaluate the benefits of admitting one or more significant third-party equity stockholders to the Company, and (except as expressly set forth in this Agreement) any such admission of a significant third-party equity participant shall be mutually agreed upon by AOL and ODC in accordance with this Section 5.7 and, if such admission is to be effected in whole or in part by sale of any Company Securities by the Company, submitted for approval of the Special Committee and the Board in accordance with the provisions of the Certificate of
Incorporation:

                  (a) Either AOL or ODC may identify one or more Strategic Partners, and may enter into discussions with one or more such Strategic Partners with a view to offering to such Strategic Partners an opportunity to participate in the equity ownership of the Company. Before AOL or ODC commences negotiations (e.g., making a formal proposal regarding a significant deal point) it shall provide notice to the other and the Company which shall have the right to participate in any and all such negotiations. Either AOL or ODC may, however, direct that such negotiations not commence and such third party not be considered for an interest.

                  (b)  DISPROPORTIONATE DILUTION; CALL OPTION.

                           (i) Any such admission of a Strategic Partner to the
                  Company shall be accomplished in such a manner that the respective Voting Stock holdings of ODC and AOL in the Company are diluted on a two to one (2 to 1) basis until the aggregate number of shares of Voting Stock owned by ODC is reduced to twenty-five percent (25%) of the aggregate number of shares of Voting Stock then outstanding as adjusted to reflect any stock splits, reverse stock splits, stock dividends, stock issuances and similar capital transactions, and, thereafter the respective Voting Stock holdings of ODC and AOL, respectively, shall be diluted on a one and one-half to one (1.5 to 1) basis (collectively, the "DISPROPORTIONATE DILUTION"). Strategic Partners may be admitted at any entity level or levels (e.g., to the Company or any other Subsidiary) and in any manner (e.g., by the issuance of shares by the Company and/or the sale of shares by AOL and/or ODC), provided, however, that the net effect of all transactions admitting Strategic Partners does not dilute ODC's overall (direct or indirect, whether through the Company or otherwise) percentage ownership of the Voting Stock of the Company relative to AOL's percentage ownership more than on a 2 to 1 or 1.5 to 1 basis, as applicable ("MAXIMUM DISPROPORTIONATE DILUTION").

                           (ii) ODC hereby grants the Company and AOL an option
                  (the "CALL OPTION") to purchase from ODC, and ODC shall be obligated to sell to the Company and AOL, as applicable, such number of shares of Voting Stock then owned by ODC as may be required to effect the Disproportionate Dilution. The Company and/or AOL, as applicable, may exercise the Call Option by written notice (the "PURCHASE NOTICE") to ODC, which Purchase Notice must be delivered to ODC within thirty (30) days after the admission of a Strategic Partner to the Company. The price at which the Call Option shall be exercised shall be determined pursuant to subsection (A) below, and the date and place of transfer shall be determined pursuant to subsection
                  (B) below.

                                    (A) PRICE DETERMINATION. The purchase price
                           per share at which the Call Option shall be exercised shall be equal to the Fair Market Value thereof as of the date of delivery of the Purchase Notice.

                                    (B) DATE AND PLACE OF TRANSFER. The purchase
                           and sale of the shares owned by ODC to the Company and/or AOL, as applicable, pursuant to subsection
                           (b)(ii) above shall take place at the principal place of business of the Company (unless otherwise agreed by AOL and ODC), on a date specified by the Company and/or AOL, as applicable, but no later than thirty
                           (30) days after the Purchase Notice has been sent pursuant to subsection (b)(ii), unless otherwise agreed by AOL and ODC (the "CALL OPTION CLOSING"). At the Call Option Closing, the Company and/or AOL, as applicable, shall tender and ODC shall accept payment of the purchase price by certified or bank check or wire transfer, and ODC shall deliver to the Company and/or AOL, as applicable, in exchange therefor the certificate(s) for the shares of Voting Stock being acquired pursuant to the Purchase Notice, accompanied by duly executed instruments of transfer and the other documents required to be delivered pursuant to
                           Section 5.4 hereof.

                  (c) If for any reason the admission of a Strategic Partner results in an aggregate dilution of ODC's relative percentage ownership in the Company greater than the Maximum Disproportionate Dilution, the Stockholders and the Company shall take all actions necessary to ensure that such excessive dilution is eliminated by an adjustment in the form of: (i) the sale or transfer from AOL and/or the Company to ODC of shares of Voting Stock in the Company, and/or (ii) any other measure reasonably agreed upon by the Stockholders, such that after such adjustment the resulting dilution of ODC's ownership interest does not exceed the Maximum Disproportionate Dilution.

                  (d) If a Strategic Partner is admitted to the Company, and the manner of effecting the disproportionate dilution is other than pursuant to the Call Option, ODC shall be compensated for any sale or other dilution of ODC's Voting Stock ownership directly or indirectly in an amount equal to the Fair Market Value thereof.

                  (e) Any admission of a Non-Strategic Partner to the Company shall dilute AOL and ODC pro rata.

                  (f) The method of admitting Strategic Partners and Non-Strategic Partners (e.g., whether to effect such admission by the issuance of shares to such new stockholder and/or the sale of shares by AOL and/or ODC), shall be determined by the Stockholders and, if such method involves the issuance of any Company Securities or other equity securities of the Company, submitted to the Special Committee and the Board for their approval in accordance with the Certificate of Incorporation.

                  (g) If the shares of Voting Stock held by AOL and/or ODC shall have been reduced by reason of a sale of a portion of its or their shares of Voting Stock to a Strategic Partner or Non-Strategic Partner as contemplated in this Section 5.7, and such Strategic Partner or Non-Strategic Partner thereafter wants to, or is required to, sell all or a portion of such shares of Voting Stock, AOL and ODC shall cooperate with each other and such Strategic Partner or Non-Strategic Partner, as applicable, so that each of AOL and ODC shall have the right and opportunity to repurchase any such shares of Voting Stock in proportion to the shares of Voting Stock originally sold by AOL and/or ODC to such Strategic Partner or Non-Strategic Partner. If AOL or ODC chooses not to purchase any part of a third-party's shares of Voting Stock which it is permitted to buy under this Section 5.7(g), then the other or, if it elects not to purchase all of such shares, the Company, may purchase at its option all of the remainder of such third-party's shares of Voting Stock.

                  (h) For the avoidance of doubt, AOLTW or any other holder of the Notes shall not be deemed to be a third party equity stockholder or Strategic Partner under this Section 5.7 by virtue of its acquisition of Notes or Note Conversion Shares upon conversion of the Notes.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

         Section 6.1 REGISTRATION RIGHTS. The shares of Class A Common Stock that are issued to the Stockholders by the Company upon conversion of Class B Common Stock or Class C Common Stock or otherwise (including, without limitation, upon conversion of any Series B Preferred Stock received by AOL upon exercise by AOL of the Warrant in whole or in part or received by AOLTW or any AOLTW Permitted Assignee upon conversion of any Note Conversion Shares or Notes) shall have the registration rights set forth in the Second Amended and Restated Registration Rights Agreement, dated as of March 8, 2002, by and among AOL, AOLTW, and ODC (the "REGISTRATION RIGHTS AGREEMENT"). The parties agree that, subject to the advance notice requirements set forth in the Certificate of Incorporation and the Certificate of Designation any such conversion, exercise or exchange shall, except as otherwise expressly set forth herein or in the Certificate of Incorporation, or Certificate of Designation occur, at the option of the exchanging or converting Stockholder, contemporaneously with the registration of the Class A Common Stock to be received, or the consummation of the sale of such Class A Common Stock pursuant to such registration, or at such other time as such Stockholder shall request in writing.

                                   ARTICLE VII
                          ODC NON-MONETARY OBLIGATIONS

         Section 7.1 ODC NON-MONETARY CONTRIBUTIONS. As an integral part of ODC's contribution to the Company, ODC or its Affiliates shall provide to the Company, for the benefit of the Company and its Subsidiaries, the non-monetary contributions and services set forth on Schedule 7.1 hereof relating to such Non-Monetary Contributions as may be in effect from time to time. Upon the termination of this Agreement, the rights and obligations arising under any and all such side agreements in effect at the time of termination shall continue in full force and effect until the expiration or termination of such side agreements in accordance with their terms and neither the Company, nor AOL, nor AOLTW nor ODC shall be obligated to enter into any additional side agreements following the date of termination of this Agreement.

                                  ARTICLE VIII
                            OTHER AGREEMENTS; LEGENDS

         Section 8.1 LEGENDS. As long as this Agreement shall remain in full force and effect, there shall be inscribed upon each certificate of Voting Stock held by a Stockholder the following legends:

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR IN ANY WAY DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF AUGUST 7, 2000, AND ANY AMENDMENTS THERETO, BETWEEN AMERICA ONLINE LATIN AMERICA, INC., AMERICA ONLINE, INC. AND RIVERVIEW MEDIA CORP., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED AND ANY SUCH DISPOSITION OR ENCUMBRANCE IN VIOLATION OF SAID STOCKHOLDERS' AGREEMENT SHALL BE NULL AND VOID.

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY

           STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

         Notwithstanding the foregoing, for so long as this Agreement shall remain in full force and effect, there shall be inscribed on each certificate of Voting Stock issued to a Stockholder after March 8, 2002 the following legend in lieu of the first legend required pursuant to the foregoing:

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR IN ANY WAY DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 8, 2002, AND ANY AMENDMENTS THERETO, BETWEEN AMERICA ONLINE LATIN AMERICA, INC., AMERICA ONLINE, INC., AOL TIME WARNER INC., ASPEN INVESTMENTS LLC, AND ATLANTIS INVESTMENTS LLC, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED AND ANY SUCH DISPOSITION OR ENCUMBRANCE IN VIOLATION OF SAID STOCKHOLDERS' AGREEMENT SHALL BE NULL AND VOID.

         Section 8.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER (OR TO ANY AFFILIATE OF ANOTHER) FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, PROFITS OR OTHER PECUNIARY
LOSS) ARISING OUT OF THIS AGREEMENT, WHETHER SOUNDING IN TORT, CONTRACT OR ANY OTHER FORM OF ACTION, EVEN IF THE PARTY AGAINST WHOM SUCH DAMAGES ARE SOUGHT HAS BEEN ADVISED, HAD REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE IX
                              TERM AND TERMINATION

         Section 9.1 TERM. The term of this Agreement (the "TERM") shall commence on the Effective Date and shall terminate (i) by mutual agreement of the Parties in writing, (ii) when the Stockholders have ceased to hold any shares of Voting Stock in the Company, (iii) by termination pursuant to the provisions of Section 9.2, or (iv) on June 30, 2048, whichever occurs first.

         Section 9.2 TERMINATION. AOL and AOLTW, on the one hand, and ODC, on the other hand, at their sole discretion, may terminate this Agreement by delivering notice of termination and the basis therefor to the other and the Company, at such time as the other ceases to hold a direct or indirect ownership interest in Voting Stock greater than 10% percent of the number of shares of Voting Stock at any time outstanding (or such lower percentage resulting solely from admission of third-party equity participants pursuant to Section 5.7).

                                    ARTICLE X
                     STANDSTILL PROVISIONS; INDEMNIFICATION

         Section 10.1 LIMITATIONS ON STOCKHOLDERS' OWNERSHIP. Except for purchases of Company Securities made in accordance with this Article X, each Stockholder agrees that until December 15, 2003 it will not, nor will it permit any of its Affiliates other than the Company to directly or indirectly, acquire, offer or propose to any of the Company's stockholders or any third party to acquire, solicit an offer to sell or agree to acquire, by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act), any Company Securities, except as follows:

                  (a) a Stockholder may acquire Company Securities as consideration for such Stockholder's sale of an asset, property or right to the Company;

                  (b) a Stockholder may acquire Company Securities in connection with such Stockholder's making of a tender offer or exchange offer for not less than 100% of the shares of Company Securities then outstanding at a price approved by the disinterested members of the Board of Directors of the Company and based upon a fairness opinion delivered to the Board of Directors of the Company by a nationally recognized investment banking firm;

                  (c) the Stockholders shall have the right to acquire in the aggregate shares of Class A Common Stock up to an amount equal to five percent (5%) of the aggregate number of shares of Class A Common Stock outstanding on the Effective Date, it being understood that for purposes of this subsection (c) only, Aspen and Atlantis shall be treated as one Stockholder and shall collectively be limited to acquire in the aggregate no more than up to an amount equal to five percent

         (5%) of the aggregate number of shares of Class A Common Stock outstanding on the Effective Date, and any acquisition of shares of Class A Common Stock by AOLTW shall be treated for purposes of this subsection (c) only as if they were acquired by AOL;

                  (d) AOL may exercise the Warrant and AOL and the AOLTW Permitted Assignees may acquire Notes and Note Conversion Shares;

                  (e) pursuant to the rights of first refusal granted pursuant to the provisions of Section 10.1 of the Amended and Restated Registration Rights and Stockholders Agreement, dated as of March 30, 2001, by and between the Company, Banco Itau, S.A. and the other parties named therein; and

                  (f) as specifically approved by the Board.

         Notwithstanding the foregoing, nothing in this Section 10.1 shall prohibit any Stockholder or Affiliate of such Stockholder from acquiring any Company Securities as a result of any stock dividend, stock split, combination, reorganization, reclassification or similar event affecting the Company's capital structure.

         SECTION 10.2 INDEMNIFICATION.

                  (a) If, and to the extent that, the Company, any stockholder of the Company or any other Person brings any Action against AOL, AOLTW, any AOLTW Permitted Assignees, or ODC or any of their Affiliates or Subsidiaries (or any of their officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) seeking any Damages or injunctive or other equitable relief based on, arising out of or relating to any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of Article THIRD of the Certificate of Incorporation, or which is otherwise taken in reliance upon the provisions of said Article THIRD, the Company shall, to the fullest extent permitted by law, indemnify and hold such Persons harmless from and against all Damages arising out of or in connection with any such Action. The right to indemnification conferred herein shall include the right to be paid by the Company the expenses (including attorneys', accountants', experts' and other professionals' fees, costs and expenses) incurred in defending any such Action in advance of its final disposition (hereinafter, an "ADVANCEMENT OF EXPENSES"); provided, however, that if, but only if and then only to the extent, the GCL requires, an advancement of expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Company of an undertaking (hereinafter, an "UNDERTAKING"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "FINAL ADJUDICATION") that such indemnitee is not entitled to be indemnified for such expenses under this Article THIRD or otherwise. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

                  (b) If a claim for indemnification under this Section 10.2 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
         (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification, if any, set forth in the GCL. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the GCL, nor an actual determination by the Company (including its directors, or a committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 10.2 or otherwise, shall be on the Company.

                  (c) The rights to indemnification and to the advancement of expenses conferred in this Section 10.2 shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Certificate of Incorporation, the Company's By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 CONFIDENTIAL INFORMATION. At all times following the date hereof, each Party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person:

                  (a) information that a Party indicates to another Party is, or that such other Party reasonably should know is, confidential, non-public information of a Party or an Affiliate of a Party which was disclosed pursuant to the AOL License and AOL OLS Agreement, or

                  (b) any information that a Party indicates to another Party is, or that such other Party reasonably should know is, confidential, non-public information:

                           (i) relating to the business of any other Party and
                  obtained as a result of the preparation and negotiation of this Agreement, the performance by the Parties of their obligations hereunder, or the joint conduct by the Parties of activities pursuant to this Agreement, or

                           (ii) relating to the business of any Subsidiary of
                  the Company;

         in each case including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning such other Party or Subsidiary (collectively, "CONFIDENTIAL INFORMATION"), except as may be necessary for the directors, employees, agents or consultants of it and its Affiliates to perform their respective obligations under this Agreement or conduct of the Business, in connection with filings with Governmental Bodies as required under applicable law, including, in particular, the filing of this Agreement and the Registration Rights Agreement with the Commission in connection with the initial public offering of the Class A Common Stock; provided that, except for the filing of this Agreement and the Registration Rights Agreement with the Commission, no Party shall make any disclosure required under applicable law before providing the applicable Party with a reasonable opportunity to seek a protective order. Each Party shall cause any Persons receiving Confidential Information in accordance with the terms hereof to retain such Confidential Information in strict confidence. Upon termination or expiration of this Agreement, each Party shall return to the other Parties or destroy, as the other Parties may direct in their sole discretion, all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other Parties and their Subsidiaries which such Party may then possess or have under its control. Each Party shall certify in writing to another Party within ten (10) Business Days of receiving instructions from such other Party regarding the return or destruction of such materials of such other Parties that all such materials have been returned or destroyed as such other Party has directed. If no instruction with respect to the return or destruction of such materials is provided to a Party within ten (10) Business Days of termination or expiration, such Party shall promptly destroy such material. Notwithstanding the foregoing, the following shall not constitute Confidential Information: (x) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (y) information which is or becomes freely and generally available to the public through no wrongful act of the recipient or (z) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement. In the event of any breach of this Section 11.1, a non-breaching Party shall have the right, in addition to any other remedy available at law or in equity, to (a) pursue its claim either individually or through the Company, as such non-breaching Party shall in its sole discretion determine, and (b) demand the immediate dismissal of all personnel actively or passively participating in such breach.

         Section 11.2 GOVERNING LAW. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of the State of Delaware, USA without giving effect to its rules relating to conflict of laws. To the extent otherwise applicable, the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the construction or interpretation of this Agreement. Each Party irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for all disputes arising under or related to this Agreement, which are subject to litigation hereunder, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to
Section 11.6 hereof; provided, however to permit a Party either to enforce a judgment or to seek injunctive relief, each Party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement or injunctive relief is sought. Each Party waives any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this
Section 11.2. Notwithstanding the foregoing, for so long as a party is an entity organized under the laws of the State of Delaware, injunctive relief may be sought against that party only in the State of Delaware.

         Section 11.3 ENTIRE AGREEMENT. Except for the agreements specifically referred to in this Agreement, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements (including, in particular, the First Amended and Restated Stockholders' Agreement and the Joint Venture Agreement, dated as of December 15, 1998, by and among Federal Communications, S.A., AOL, Pan Latin Interactive Ventures C.V., a limited partnership organized under the laws of the Netherlands, and AOL Latin America), understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof. All exhibits referenced herein and attached to this Agreement are incorporated hereby and shall be treated as if set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall waiver constitute a continuing waiver unless otherwise expressly therein provided.

         Section 11.4 ASSIGNMENT. All of the terms and provisions of this Agreement by or for the benefit of the Parties shall be binding upon and inure to the benefit their successors and permitted assigns. The rights and obligations provided under this Agreement may not be assigned, except in accordance with the provisions of Section 5.2. Except as expressly provided herein, nothing herein is intended to confer upon any Person, other than the

Parties and their permitted successors, and permitted assigns as provided herein, any rights or remedies under or by reason of this Agreement. In connection with any assignment, sale or transfer of (i) any of the rights to purchase Initial Notes under the Note Purchase Agreement in accordance with the terms thereof, (ii) the Notes in accordance with the terms of the Notes or (iii) the Note Conversion Shares in accordance with this Agreement, in each case to any AOLTW Permitted Assignee, the Company shall execute and deliver to, and such assignee shall agree in writing to become a party to (in the event that such assignee is not yet a party), by executing a counterpart signature page attached hereto to this Agreement and the Company shall update the Schedule of AOLTW Permitted Assignees attached hereto to include such assignee.

         Section 11.5 SURVIVAL. Sections 7.1, 8.2, 10.2 and 11.1 shall survive expiration or termination of this Agreement for any reason, to the extent set forth in or as necessary to give effect to the applicable provision.

         Section 11.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary): (i) if delivered by hand to the Party to whom said notice or other communication shall have been directed, upon such receipt, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the seventh Business Day after mailing, (iii) if transmitted by telefax, on the date of transmission, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein, or (iv) if delivered by electronic mail, on the delivery date, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such Party shall notify to the other Party in accordance with this
Section:

If to AOL:                          America Online, Inc.
                                    22000 AOL Way
                                    Dulles, VA  20166-9323, USA
                                    Attn:  President, AOL International
                                    Fax No.:  (703) 265-2502

         with a copy to:            America Online, Inc.
                                    22000 AOL Way
                                    Dulles, VA  20166-9323, USA
                                    Attn:  General Counsel
                                    Fax No.: (703) 265-3992

If to AOLTW:                        AOL Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Attn: Treasurer
                                    Fax: (212) 258-3020
         with copies to:

                                    AOL Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Attn: General Counsel
                                    Fax: (212) 258-3020

If to the Company:                  America Online Latin America, Inc.
                                    6600 N. Andrews Avenue, Suite 500
                                    Fort Lauderdale, FL  33309, USA
                                    Attn:  Chief Executive Officer
                                    Fax No.:  (954) 233-1801

         with a copy to:            America Online Latin America, Inc.
                                    6600 N. Andrews Avenue, Suite 500
                                    Fort Lauderdale, FL  33309, USA
                                    Attn:  General Counsel
                                    Fax No.:  (954) 233-1805


If to Aspen:                        Aspen Investments LLC
                                    c/o Finser Corporation
                                    550 Biltmore Way, Suite 900
                                    Coral Gables, FL  33134, USA
                                    Attn:  President
                                    Fax No.: (305) 441-2880

         with a copy to:            Finser Corporation
                                    550 Biltmore Way, Suite 900
                                    Coral Gables, FL  33134, USA
                                    Attn:  General Counsel
                                    Fax No.:  (305) 447-1389

If to Atlantis:                     Atlantis Investments LLC
                                    c/o Finser Corporation
                                    550 Biltmore Way, Suite 900
                                    Coral Gables, FL  33134, USA
                                    Attn:  President
                                    Fax No.: (305) 441-2880

         with a copy to:            Finser Corporation
                                    550 Biltmore Way, Suite 900
                                    Coral Gables, FL  33134, USA
                                    Attn:  General Counsel
                                    Fax No.:  (305) 447-1389

 If to any other Stockholder:       at such address and facsimile number as such
                                    Stockholder shall have furnished the Company in writing, with a copy to AOL, AOLTW and ODC.

         Section 11.7 COUNTERPARTS; FACSIMILES. This Agreement and each of the exhibits attached hereto may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument and shall become effective when copies hereof, bearing the signatures of each of the Parties, shall have been received by the Company, ODC, AOL and AOLTW. Facsimile signatures to this Agreement and each of the exhibits attached hereto shall be effective if promptly followed by the original signed Agreement or exhibit, as the case may be.

         Section 11.8 EXPENSES. Except as otherwise expressly provided in the Stock Purchase Agreement, Note Purchase Agreement each of the Parties shall pay all of its own legal and other fees and expenses incurred in connection with this Agreement, the transactions contemplated hereby, and the negotiations leading to the same.

         Section 11.9 FURTHER ASSURANCES. Each Party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement, as reasonably requested by the other Parties.

         Section 11.10 CONSTRUCTION. The terms and provisions of this Agreement and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against any Party hereto. The captions at the headings of each Section of this Agreement are for convenience of reference only, and are not intended or to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent or operation of this Agreement or of any term or provision hereof.

         Section 11.11 SEVERABILITY. If any provision of this Agreement shall be held to be incomplete, illegal, invalid or unenforceable, or if it becomes necessary to amend the Agreement in order to comply with an administrative or governmental order, the remaining provisions of the Agreement shall stay in force and the unenforceable, void or incomplete provision shall be replaced by a valid provision or amendment reflecting the economic and business objectives of the original Agreement as best as possible.

         Section 11.12 JOINT AND SEVERAL LIABILITY. Notwithstanding anything contained herein to the contrary, Aspen and Atlantis shall be jointly and severally liable for each other's obligations and liabilities hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   AMERICA ONLINE LATIN AMERICA, INC.


                                   By:/s/ David A. Bruscino
                                      -----------------------------------------
                                      Name: David A. Bruscino
                                      Title: Vice President


                                   AMERICA ONLINE, INC.


                                   By:/s/ Joseph A. Ripp
                                      -----------------------------------------
                                      Name: Joseph A. Ripp
                                      Title: Chief Financial Officer


                                   ASPEN INVESTMENTS LLC


                                   By:/s/ Joan Burton Jensen
                                      -----------------------------------------
                                      Name: Joan Burton Jensen
                                      Title:


                                   ATLANTIS INVESTMENTS LLC


                                   By:/s/ Joan Burton Jensen
                                      -----------------------------------------
                                      Name: Joan Burton Jensen
                                      Title:

                                   For purposes of Articles I, III, V (but not
                                   Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only

                                   AOL TIME WARNER INC.


                                   By:/s/ Raymond G. Murphy
                                      -----------------------------------------
                                      Name: Raymond G. Murphy
                                      Title: Vice President

             AOLTW PERMITTED ASSIGNEES COUNTERPART SIGNATURE PAGE TO
               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

         By execution and delivery of this signature page, the undersigned hereby agrees to become a Stockholder as defined in that certain SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "AGREEMENT") dated as of March 8, 2002 by and among America Online Latin America, Inc., a Delaware corporation (the "COMPANY"), America Online, Inc., a Delaware corporation ("AOL"), AOL Time Warner Inc., a Delaware corporation ("AOLTW"), Aspen Investments LLC, a Delaware limited liability company ("ASPEN"), Atlantis Investments LLC, a Delaware limited liability company ("ATLANTIS", and together with Aspen, "ODC") and each of the AOLTW Permitted Assignees listed on the SCHEDULE OF AOLTW PERMITTED ASSIGNEES thereto for the purposes of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only (and only such Articles (or parts thereof) and such Section 10.2 of the Agreement) and hereby agrees to all of the provisions of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only of the Agreement and to join in and be bound by the terms and conditions of Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only of the Agreement and shall be deemed an "Stockholder" under Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and Section 10.2 only thereunder entitled to the benefits and rights, and subject to the duties and obligations, of Stockholders under Articles I, III, V (but not Section 5.7 thereof), VI, VIII, IX and XI and
Section 10.2 only thereunder. The undersigned authorizes this signature page to be attached to the Agreement or counterpart thereof executed by the Company and the other Stockholders and further agrees to be identified as AOLTW Permitted Assignee on the SCHEDULE OF AOLTW PERMITTED ASSIGNEES to the Agreement. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         This signature page may be executed in two counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

AOLTW PERMITTED ASSIGNEE

Date:
     --------------------------------------
[AOLTW PERMITTED ASSIGNEE]

By:
   --------------------------------------------------
Name:
      -----------------------------------------------
Title:
      -----------------------------------------------

Mailing Address:
      -----------------------------------------------

      -----------------------------------------------

Business Telephone:
                   ----------------------------------

Telecopier:
         --------------------------------------------
         Title:

                      SCHEDULE OF AOLTW PERMITTED ASSIGNEES

AOLTW PERMITTED ASSIGNEE                                               ADDRESS

                                  SCHEDULE 7.1

                 NON-MONETARY CONTRIBUTIONS AND SERVICES OF ODC

         ODC further agrees that, upon the request of the Company, ODC and its Affiliates will provide the services set forth in Section II of this Schedule
7.1 at ODC's or its Affiliates' cost.

         ODC further agrees that, upon the request of the Company, with respect to services set forth in Section III of this Schedule 7.1 that are provided by ODC or its Affiliates, ODC shall provide such services at ODC MFN Rates. "ODC MFN RATES" shall mean rates at least as favorable as rates charged by ODC or its Affiliates at such time to any Person other than ODC Seventy-Five Percent Affiliates, if any, for substantially similar services, or if ODC or its Affiliates do not provide substantially similar services to such other Persons, favorable rates consistent with the intent of this Schedule 7.1. "ODC SEVENTY-FIVE PERCENT AFFILIATE" means any Person in which Ricardo Cisneros and/or Gustavo Cisneros and/or their lineal descendants own, directly or indirectly, individually or collectively, through any other Person or Persons, at least seventy-five percent (75%) of the equity interests.

         Upon the request of the Company, with respect to services set forth in
Section III of this Schedule 7.1 that are provided by entities in which the Cisneros Family Members have an equity interest that are not Affiliates of ODC, ODC shall use its best commercially reasonable efforts to obtain for the benefit of the Company such services at rates as favorable as those provided to ODC and its Affiliates other than ODC Seventy-Five Percent Affiliates, or, if such services are not provided to ODC and such Affiliates, at favorable rates consistent with the intent of this Schedule 7.1.

         Upon the request of the Company, ODC will use best commercially reasonable efforts to obtain for the benefit of the Company services provided to ODC and its Affiliates by third parties in which the Cisneros Family Members do not have any equity interest on terms as favorable as the terms extended by such third parties to ODC and its Affiliates other than ODC Seventy-Five Percent Affiliates, and if such third parties do not provide such services to ODC and such Affiliates, at favorable rates consistent with the intent of this letter agreement and Section 7.1 of the Stockholders Agreement.

         With respect to any services obtained from entities in which the Cisneros Family Members have an equity interest that are not Affiliates of ODC and third parties in which the Cisneros Family Members do not have any equity interest, in addition to the rates set forth above payable to such other entities, the Company shall pay to ODC all reasonable out-of-pocket costs incurred by ODC and its Affiliates in obtaining such services for the benefit of the Company.

         In addition to the services set forth in Sections I, II and III of this
Schedule 7.1 ODC will use best commercially reasonable efforts to obtain from Univision for the benefit of the AOL-US Service, unoccupied advertising air time at Univision's most favored rates for comparable volumes of air time, until the Company has purchased $2,000,000 worth of such advertising. For purposes hereof, "AOL-US SERVICE" shall mean the principal AOL Service provided by AOL to United States residents on the date hereof, as such service shall be modified from time to time, and "AOL SERVICES" shall mean the Interactive Services that are PC Access Services provided worldwide, including the AOL-US Service and any other international AOL Services, under the brand names America Online(TM) and/or AOL(TM) existing as of the date hereof or in the future and modified from time to time.

         With respect to any service provided by ODC or its Affiliates to the Company or obtained for the benefit of the Company from other entities, a ten percent (10%) management fee will be charged to the Company where there is dedicated management involved in providing or obtaining such services for the Company.

         Notwithstanding anything contained herein, (i) nothing in this Schedule
7.1 shall obligate the Company to purchase services from ODC and/or its Affiliates, and (ii) any agreements for services provided hereunder where the Company is to pay ODC and/or its Affiliates, as the case may be, shall be subject to the Company's and AOL's approval as provided in Article FIFTH, Clause
(c) of the Certificate of Incorporation.

SECTION I. CONTRIBUTIONS PROVIDED AT NO CHARGE:

o        Local market intelligence

o        Leverage existing relationships and contacts (see Attachment 1)

o Facilitate appropriate high level in-country contacts with governmental and regulatory officials to further the Company business in the Territory

SECTION  II. SERVICES PROVIDED AT COST*:

o        Legal and regulatory advice

o        Tax services

o        In-market research

o        Financial and administrative services

o        Marketing and advertising services

o        Public relations


* Plus a nominal management fee of 10% where there is dedicated management.

SECTION III. SERVICES PROVIDED OR OBTAINED AT MOST FAVORED OR FAVORABLE RATES*:
(* Plus ODC reasonable, out-of-pocket costs in obtaining services and management fee where there is dedicated management.)

o ADVERTISING & PROMOTION: Advertising and promotion at most favored rates applicable to comparable volumes of air time on ODC affiliated television networks, including unoccupied air time on Venevision, Chilevision, Caracol, Rock & Pop and Caribbean Communications Network. Use of available vehicles for cross-promotion of services between media properties and the Company, including cross-promotion via references to the Company Interactive Services on television programs. For example:

>> ODC will make best commercially reasonable efforts to obtain from Galaxy Latin America, unoccupied advertising space to promote the Company in its programming line up. In addition, ODC will make best commercially reasonable efforts to obtain rights from GLA to promote the Company service in DIRECTV's electronic programming grid.

>> ODC will also make best commercially reasonable efforts to obtain product placement in country specific programming through its affiliated programming properties in Latin America, including the channels of the Cisneros Television group, Clase, I-Sat, Space, Infinito, Uniseries, and Jupiter.

>> ODC will provide the Company with cross promotion and advertising in Venevision.com, the web site of Venevision.

>> ODC will make best commercially reasonable efforts to obtain from Imagen Satelital, promotion through its affiliated channels, with the Company as its exclusive online service.

>> ODC will make its best commercially reasonable efforts to obtain from Panamco marketing, promotion and distribution in connection with Coca-Cola products in the Territory.

o ELECTRONIC PROGRAMMING: Rights to develop online content based on traditional content developed by ODC's controlled programming properties. To the extent the rights are available from companies other than ODC's controlled properties, ODC shall use best commercially reasonable efforts to obtain such rights for the Company. FOR EXAMPLE:

>> Create virtual electronic environments using the characters and themes of Venevision's children and teenager programs;

>> Reasonable commercial efforts to obtain rights to develop virtual electronic environments based on the characters developed by non-controlled affiliates of ODC (i.e. Locomotion, Space, I-Sat, Space, Infinito, Uniseries, Chilevision.)

>> Venevision will make best commercially reasonable efforts to arrange for its exclusive celebrities to take part periodically in the service's chat rooms, provided that these stars participate from their home base in these chat rooms.

o ACCESS TO CUSTOMER DATABASES: Subject to applicable laws, access to customer databases of affiliate companies. FOR EXAMPLE:

>> ODC will make best commercially reasonable efforts to obtain from RSLCOM Latin America and GLA access to their subscriber databases for the purpose of mailing the AOL client software to the subscribers of such services.

o DISTRIBUTION OUTLETS: Access to ODC's distribution outlets for the distribution of the Company software. FOR EXAMPLE:

>> GLA has distribution agreements with numerous outlets throughout Latin America. ODC will use its best commercially reasonable efforts to secure distribution of software through such outlets.

IV.  BUNDLING/MARKETING AGREEMENTS; COMMERCE AGREEMENTS

o ODC may negotiate to obtain bundling and other marketing and subscriber acquisition agreements for the benefit of the Company ("BUNDLING/MARKETING AGREEMENTS"). the Company shall pay ODC a royalty for each Subscriber registration that results from such Bundling/Marketing Agreements ("BOUNTY"). The amount of each Bounty under each Bundling/Marketing Agreement shall be mutually agreed upon by ODC and the Company, and subject to the approval of the Company and AOL as set forth in Article FIFTH, Clause (c) of the Certificate of Incorporation.

o ODC may negotiate to obtain advertising and/or electronic commerce agreements with respect to the Company Interactive Services for the benefit of the Company if and as approved by the Company. ("COMMERCE AGREEMENTS"). the Company shall pay ODC a royalty for each Commerce Extension ("COMMISSION"). The amount of the Commission under each Commerce Agreement shall be no less than fifteen percent (15%).

                          ATTACHMENT 1 TO SCHEDULE 7.1

                   EXISTING RELATIONSHIPS AS OF AUGUST 7, 2000

------------------------ -------------------------------------------- ---------------------------- -------------------------
    NAME OF COMPANY                  NATURE OF BUSINESS                    AREA OF INFLUENCE                % OWN
------------------------ -------------------------------------------- ---------------------------- -------------------------
1.       Venevision      Open TV network                                       Venezuela                     [ ** ]%
                         Producer of Spanish Language programming
                         in South America
------------------------ -------------------------------------------- ---------------------------- -------------------------
2.       Pueblo Xtra     Chain of supermarkets in the Caribbean               Puerto Rico                    [ ** ]%
         International   Chain of Blockbuster video stores in the         US Virgin Islands
                         Caribbean (approx. 30)
------------------------ -------------------------------------------- ---------------------------- -------------------------
3.       Vtel            Distributors of wireless communications               Venezuela                     [ ** ]%
                         devices from Motorola and other
                         manufacturers
------------------------ -------------------------------------------- ---------------------------- -------------------------
4.       AmericaTel      Provider of nationwide trunking services              Venezuela                     [ ** ]%
------------------------ -------------------------------------------- ---------------------------- -------------------------
5.       Ibero American  Broadcasting private equity fund in Latin           Currently in:                   [ ** ]%
         Media Partners  America                                           Argentina, Chile,
                                                                           Colombia, Portugal
                                                                          Plans for continued
                                                                      expansion in Latin America
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(a) Cisneros TV Group   Distributor of original and third-party               Regional                      [ ** ]%
                         programming for subscription-based TV
                         services (CATV and DTH).
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(b) Chilevision         Open TV network                                         Chile                       [ ** ]%
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(c) Imagen Satelital    Distributor of original and third-party               Regional                      [ ** ]%
                         programming for subscription-based TV            Strongest in Latin
                         services (CATV and DTH)                        America's Southern Cone
                                                                         (Argentina, Chile and
                                                                                Brazil)
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(d) Rock & Pop          All music cable network                                 Chile                       [ ** ]%
                         Owner and operator of three radios stations
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(e) Caribbean           Open TV Network                                   Trinidad & Tobago                 [ ** ]%
     Communications      Newspaper Publisher                                   Barbados
     Network                                                                    Jamaica
                                                                               St. Kitts
------------------------ -------------------------------------------- ---------------------------- -------------------------
5(f) Caracol TV          Broadcast TV                                          Colombia                      [ ** ]%
------------------------ -------------------------------------------- ---------------------------- -------------------------
6.   Galaxy Latin        Satellite delivered direct-to-home                    Regional                      [ ** ]%
     America             television
     (Holding Company)
------------------------ -------------------------------------------- ---------------------------- -------------------------



------------------------ -------------------------------------------- ---------------------------- -------------------------
    NAME OF COMPANY                  NATURE OF BUSINESS                    AREA OF INFLUENCE                % OWN
------------------------ -------------------------------------------- ---------------------------- -------------------------
7.       RSL             Provider   of   long   distance   telephone           Regional                 Venezuela [ ** ]%
     Communications      services                                                                        Mexico [ ** ]%
                                                                                                         Brazil [ ** ]%
------------------------ -------------------------------------------- ---------------------------- -------------------------
8.   Univision           Open TV Network                                     United States                   [ ** ]%
------------------------ -------------------------------------------- ---------------------------- -------------------------
9.   Galaxy Latin        Galaxy   has  a   network   of   affiliated                                    Venezuela [ ** ]%
     America             companies  in  all  Latin  America.   These                                    Colombia [ ** ]%
10.  (Local              companies   are   generally  the  strongest                                     Brazil [ ** ]%
     operating           (broadcast  or print) media  company in its                                    Argentina [ ** ]%
     companies           country.  All local  partners were selected                                    Pto Rico. [ ** ]%
                         by ODC and ODC has retained  (jointly  with                                  Via Dig (Sp) [ ** ]%
                         Hughes)  the option to  purchase  up to 40%                                  Others up to [ ** ]%
                         of each LOC.
------------------------ -------------------------------------------- ---------------------------- -------------------------
11.  Editora Abril       Publisher of print media                               Brazil                       [ ** ]%
                         Operator of CATV                                                              (Partner in GLA)
                         Provider of DTH
------------------------ -------------------------------------------- ---------------------------- -------------------------
12.  Corporacion         Remote interactive educational services               Regional                      [ ** ]%
     Latinoamericana         Provided through DIRECTV
     de Servicios
     Educativos
13.  (Clase)
------------------------ -------------------------------------------- ---------------------------- -------------------------
14.  Coca-Cola/          Bottler of Coca-Cola products                         Regional                      [ ** ]%
     Panamco
------------------------ -------------------------------------------- ---------------------------- -------------------------

